Deloitte & Touche LLP

Brunswick House

 44 Chipman Hill, 7th Floor

P.O. Box 6549 Saint John NB E2L 4R9

Canada

Tel: (506) 632-1080

Fax: (506) 632-1210

www.deloitte.ca

CONSENT OF DELOITTE & TOUCHE LLP

We hereby consent to the inclusion of the report of Deloitte & Touche LLP on the financial statements of New Brunswick Power Holding Corporation for the fiscal year ended March 31, 2005 as Exhibit (g) to the Annual Report on Form 18-K of the Province of New Brunswick for the fiscal year ended March 31, 2005.

Chartered Accountants Saint John, New Brunswick

December 16, 2005